AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

Amendment, dated as of April 28, 2008 (this “Amendment”), by and among Neurologix, Inc., a Delaware corporation (the “Company”), General Electric Pension Trust (“GE”), Chrysler LLC Master Retirement Trust (“Chrysler”), certain funds managed by ProMed Asset Management LLC (collectively, “ProMed”) and Corriente Master Fund, L.P. (“Corriente” and together with GE, Chrysler and ProMed, collectively, the “Investors”).

WHEREAS, the Company and the Investors are parties to that certain Registration Rights Agreement, dated as of November 19, 2007 (the “Registration Agreement”), which provides for certain registration rights, relating to the Registrable Securities held by the Investors, as more fully specified in the Registration Agreement;

WHEREAS, the Company has authorized the issuance and sale of 142,857 shares of the Series D Preferred Stock and 1,077,586 warrants to purchase Common Stock (such warrants, together with such shares of Series D Preferred Stock, being herewith called the “Additional Securities”) pursuant to the terms and conditions of that certain Stock and Warrant Subscription Agreement (the “New Series D Agreement”), dated as of even date herewith, by and between the Company, Corriente and, solely with respect to Article V, GE; and

WHEREAS, the consummation of the purchase and sale of the Additional Securities is contingent upon the execution and delivery by the requisite percentage in interest of the Investors of this Amendment to provide for certain additional registration rights as set forth herein.

NOW, THEREFORE, the Company and the parties signatory hereto agree as follows:

1. Unless otherwise specifically provided herein, all terms used and capitalized in this Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Registration Agreement.

2. Section 2(a) of the Registration Agreement is hereby amended by adding a new paragraph (vii) as follows:

“(vii) (t)                      At any time during the Special Registration Period (as defined below), an Investor or Investors holding at least five percent (5%) of the outstanding shares of Series D Preferred Stock may request, in writing, the Company to register, and the Company shall use its reasonable best efforts to register, under the Securities Act all or any portion of the Registrable Securities held by such requesting Investor or Investors for sale in the manner specified in such notice (the “Special Demand Notice”), provided that the reasonably anticipated aggregate price to the public of such sale shall exceed $1,000,000.  No demand may be made under this paragraph (vii) during a S-3 Eligibility Period.  Upon proper request, the Company shall prepare and file with the SEC a Demand Registration Statement (utilizing Rule 415 under the Securities Act if so requested) to register the Registrable Securities referred to in the Special Demand Notice.  The Company shall be required to effect only one (1) registration statement pursuant to a request under this paragraph (vii); provided, however that, if the number of Registrable Securities requested by a requesting Investor or Investors to be included in the Demand Registration Statement is reduced by twenty-five percent (25%) or more pursuant to Section 2(a)(v) hereof, the Company shall be required to effect one additional Demand Registration Statement if so requested in accordance with this clause (t).  The demand rights under this paragraph (vii) shall be in addition to the demand rights set forth in paragraphs (i) and (ii) of this Section 2(a).

(u)           For the purposes hereof, the “Special Registration Period” shall mean the period starting on the earlier of (i) the date on which the Company shall have completed its submission to the Food and Drug Administration of final data relating to both its Phase 1 clinical trial for epilepsy and its Phase 2 clinical trial for Parkinson’s disease or (ii)  April 28, 2010, and ending on a date which shall be nine (9) months following the date first to occur specified in clause (i) or (ii) above.

(v)           Notwithstanding the foregoing, the Company may delay or suspend the preparation and/or filing of a Demand Registration Statement pursuant to this paragraph (vii) if, the Company had filed a registration statement for its own account prior to the Company’s receipt of the Special Demand Notice, or the Company receives board approval and executes a letter of intent with a registered broker/dealer to serve as the lead underwriter in an underwritten offering of the Company’s equity securities for aggregate gross proceeds to the Company of at least $20,000,000.  The Company shall provide notice to the requesting Investor or Investors of any such suspension or delay (a “Company Suspension”) within ten (10) days of its receipt of a Special Demand Notice.  The Company shall not be permitted to declare more than one (1) Company Suspension.  In the event of a Company Suspension, an Investor or Investors, holding the requisite percentage of Series D Preferred Stock, may request registration under this paragraph (vii) effective at any time after the earlier of (i) the termination of the underwriter’s engagement or (ii) the end of the sixth (6th) month following the occurrence of the Company Suspension; provided, however, that, if a registration statement for the Company’s underwritten offering is declared effective during such six (6) month period, an Investor or Investors shall not be permitted to request registration under this paragraph (vii) before the expiration of any lock-up period restricting the sale of Registrable Securities that such Investor or Investors shall have agreed to with the lead underwriter.

(w)           Any Investor (a “Rule 415 Investor”) who (i) requests to have its Registrable Securities included on a Demand Registration Statement, under Section 2(a)(vii), that utilizes Rule 415 (or any similar rule or regulation of the SEC) under the Securities Act and (ii) is required by the SEC, acting pursuant to said Rule 415, to decrease (the “Rule 415 Decrease”) the number of shares sold in such Demand Registration Statement (the “Rule 415 Shares”) may request, in writing, the Company to register, and the Company shall use its reasonable best efforts to register, under the Securities Act all or any portion of the Rule 415 Shares held by such Rule 415 Investor for sale provided that the reasonably anticipated aggregate price to the public of such sale shall exceed $1,000,000.  No request may be made under this paragraph (vii)(w) during a S-3 Eligibility Period.  As long as Rule 415 Shares remain outstanding, there shall be no limit on the number of times a Rule 415 Investor may request, and the Company shall be required to register, such Rule 415 Shares, subject, however to the provisions of paragraph (x) below.

(x)           The Company shall not be required to file a registration statement pursuant to Section 2(a)(vii)(w) above prior to the earlier of the first business day following (1) the second anniversary of any then effective Demand Registration Statement or (2) the sixtieth (60th) day after all Registrable Securities registered under any then effective Demand Registration Statement have been sold or otherwise transferred by the holder thereof.  The Company shall not be obligated to file, cause to be filed or effect any Demand Registration Statement pursuant to Section 2(a)(vii)(w) above if it has been advised by the SEC that such registration statement will not be declared effective due to prohibitions set forth in the federal securities laws or the SEC’s interpretations thereof.

(y)           If a Demand Registration Statement that is filed pursuant to Section 2(a)(vii)(t) or Section 2(a)(vii)(w) is not declared effective within 150 days (the “150 Day Period”) following the Company’s receipt of appropriate notice from the Investor or the Investors, the Company shall pay to each holder of Registrable Securities which is participating in such Demand Registration Statement, in cash as liquidated damages and not as a penalty, an amount equal to 1% (the “Liquidated Damages”) of the sum of (1) the Total Purchase Price (as defined in the Series D Subscription Agreement) paid by such holder plus (2) the Total Purchase Price (as defined in the Series C Subscription Agreement) paid by such holder plus (3) the Total Purchase Price (as defined in the New Series D Agreement) paid by such holder, following the expiration of the 150 Day Period and for each 30 day period (pro rated for a part thereof) after the expiration of the 150 Day Period until such Demand Registration Statement is declared effective; provided, however, in no event shall the aggregate of the Liquidated Damages paid to all holders under this Section 2(a)(vii)(y) exceed $1,000,000.

(z)           The Liquidated Damages shall not accrue a result of (1) a Demand Registration Statement that is not declared effective due to the occurrence of an event that constitutes force majeure, (2) a Demand Registration Statement that is not declared effective due to comments from the SEC in respect of, or directly related to, one or more Requesting Holders or Investors that is selling shares in the Demand Registration Statement, in which case the Company shall consult with the applicable holder with respect to such comments and use its reasonable efforts to promptly respond to the SEC with respect to such comments in order to have such Demand Registration Statement declared effective, (3) a decrease in the number of Registrable Securities as a result of a Rule 415 Decrease (or any similar rule or regulation of the SEC) or (4) the Company not being permitted pursuant to Section 2(a)(vii) to file a Demand Registration Statement required pursuant to Section 2(a)(vii)(t) above.”

3. Section 2(a) (iii) of the Registration Agreement is hereby amended by adding a reference to paragraph (vii) in the first sentence thereof as follows:

“(iii) Following receipt of any notice under paragraphs (i), (ii) or (vii) of this Section 2(a)...”.

4. Section 2(a) (iv) of the Registration Agreement is hereby amended by adding a reference to paragraph (vii) in the second line of the first sentence thereof as follows:

“...and when the Company is required by the provisions of paragraphs (i), (ii) or (vii) of this Section 2(a) to register...”.

5. Section 2(a) (iv) (x) of the Registration Agreement is hereby amended by adding a reference to paragraph (vii) in the eighth line thereof as follows:

“...as provided for in (i), (ii) or (vii) of this Section 2(a), a Demand Registration Statement or a Shelf...”.

6. Section 2(b) of the Registration Agreement is hereby amended by deleting the word “other” prior to “security holders” and inserting a parenthetical clause to paragraph (i) in the third line of the first sentence thereof as follows:

“...for the account of security holders (other than the Investors) or both...”.

7. This Amendment will become effective upon the execution hereof by the Company and Investors holding at least fifty percent (50%) in interest of the Investors.  Except as amended hereby, the Registration Agreement, and the terms and provisions thereof, shall remain in full force and effect.

8. This Amendment may be executed in one or more counterparts, each of which shall constitute an original.  This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

NEUROLOGIX, INC.

By: /s/ John E. Mordock______________
Name: John E. Mordock
Title: President and Chief Executive Officer

By: /s/ Marc L. Panoff________________
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

CORRIENTE MASTER FUND, L.P.
By Corriente Capital Management, L.P
Its managing general partner
By Corriente Advisors, LLC
Its General Partner

By: /s/ James Haddaway______________
Name: James Haddaway
Title: CFO

GENERAL ELECTRIC PENSION TRUST
By: GE Asset Management Incorporated,
        its Investment Manager

By: /s/ Daniel L. Furman______________
Name: Daniel L. Furman
Title: Vice President

CHRYSLER LLC MASTER RETIREMENT TRUST
By: State Street Bank and Trust Company
       as Trustee of the Chrysler LLC Master Retirement Trust

By: /s/ Steve Sovany_________________
Name: Steve Sovany
Title: Vice President

PROMED PARTNERS LP

By: /s/ Barry Kurokawa_______________
Name: Barry Kurokawa
Title: Managing Director